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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form S-1 of our report dated January 17, 1997 relating to the consolidated financial statements of Midwest Banc Holdings, Inc. (formerly First Midwest Corporation of Delaware) and subsidiaries which appear in such prospectus. We also consent to the reference to us under the caption "Experts" in such prospectus.




                                       Crowe Chizek and Company LLP

Oak Brook, Illinois
December 19, 1997